Exhibit 3.3

AMENDED BY-LAWS OF

INDUSTRIAL SERVICES OF AMERICA, INC.

(A Florida Corporation)

ARTICLE I

Offices

                    SECTION 1. HOME OFFICE. The home office shall be 2690 N.E. 191st Street, Miami, Florida.

                    SECTION 2. PRINCIPAL OFFICE. The principal office shall be 2690 N.E. 191st Street, Miami, Florida.

                    SECTION 3. OTHER OFFICES. The corporation may also have an office or offices at such other place or places within or without the State of Florida as the Board of Directors may, from time to time, designate or the business of the Corporation may require.

ARTICLE II

Stockholders’ Meetings

                    SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders of the corporation, shall be held at the office of the Corporation in the State of Florida, or at such other place within or without the State of Florida as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, on the Third Tuesday in the month of May of each year (or if said day be a legal holiday) the on the next succeeding day not a legal holiday), at 10:00 o’clock in the forenoon, for the purpose of electing directors for the ensuing year, and for the transaction of such other business as may be properly brought before the meeting, unless the Board of Directors previously shall have fixed a different date for the meeting.

                    SECTION 2. SPECIAL MEETING. Special meeting of stockholders, other than those regulated by statute, may be called at any time by a majority of directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than ten (10) days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than a majority of the capital stock of the company. No business other than that specified in the call for the meeting, shall be transacted at any meeting of the stockholders.

                    SECTION 3. NOTICE AND PURPOSE OF MEETINGS. Notice of the purpose or purposes and of the time and place within or without the State of Florida of every meeting of stockholders, annual or special, shall be given in accordance with the Laws of the State of Florida, and shall be in writing and signed by the President, Vice-President or the Secretary, and a copy thereof shall be served either personally or by mail or by any other lawful means, not less than ten (10) days before the meeting, upon each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address, as it appears on the stock book; unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of stockholders shall be required to be given to any stockholder who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given. However, stockholders holding one-half of the outstanding stock may execute a written waiver of any and all notices, and when such waiver is had, the proceedings of such meeting shall be as valid and binding as though the meeting were legally called.

                    SECTION 4. QUORUM. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the Common Stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation.

                    In the absence of a quorum at any meeting or any adjournment thereof, a majority of the Common stockholders present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                    SECTION 5. ORGANIZATION. Meetings of the stockholders shall be presided over by the President, or if he is not present, by the Secretary, or if neither the President nor the Secretary is present, by a Vice-President or by a Chairman to be chosen by a majority of the common stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or should he be absent or serve as Chairman, a Vice-President or an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Vice-President nor an Assistant Secretary is present, the Chairman shall choose any person present to act as Secretary of the meeting.
                    At the annual meeting of stockholders the order of business, subject to change directed by the Chairman or voted by the stockholders, shall be as follows:

1.	Calling Meeting to Order
2.	Proof of Notice of Meeting
3.	Reading of Minutes of last previous annual meeting.
4.	Reports of Officers
5.	Reports of committees
6.	Election of directors

7.	Miscellaneous business

                    SECTION 6. VOTING. Except as otherwise provided in the By-Laws, the Certificate of Incorporation, or by the Laws of the State of Florida, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be noted on after three (3) years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, elections of Directors and all other elections and voting with regard to any corporate matters coming before any meeting of the stockholders shall be decided by vote of a plurality in interest of the stockholders of the corporation present in person or by proxy at such meeting, and entitled to vote thereat, a quorum being present.

                    SECTION 7. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at the ensuing election, and the number of voting shares held by each shall be made available at the meeting by the Secretary, or other officer of the corporation and such list may be prepared by the company or the Transfer Agent and shall, during the whole time of said election, be open to the examination of any inspectors of election.

                    SECTION 8. INSPECTORS OF ELECTION. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by the law. The inspectors of election shall take and subscribe on oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken, shall make certificate of the result thereof, but no director or candidate for the office of directors shall be appointed as such inspector. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office becomes vacant, and should the Chairman not appoint said inspectors, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

ARTICLE III

DIRECTORS

                    SECTION 1. POWERS, NUMBER, QUALIFICATIONS, TERMS, QUORUM AND VACANCIES. The property, affairs and business of the corporation shall be managed by its Board of Directors, which shall consist of not less than three (3) nor more than (9) persons, as hereinafter provided. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one (1) year and until his successor shall be elected and shall qualify. A majority of directors shall have power from time to time, and at any time, when the stockholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number subject to the limitation in the first sentence of this Section 1. If the number of directors be increased the additional directors may be elected by a majority of the directors in office at the time of the increase to serve until the next annual meeting of the stockholders and until such director’s successor is elected and qualified.

                    Directors need not be stockholders.

                    Half of the members of the Board of Directors then acting, or a majority of these be an odd number, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

                    In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

                    SECTION 2. MEETINGS. Meetings of the Board of Directors shall be held at such place within or outside the State of Florida as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting, or as provided for by the Certificate of Incorporation. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. Special meetings may be held at any time upon the call of the President or any Vice-President or the Secretary or any two Directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two (2) days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present or if at any time before or after the meeting those not present waive notice of the meeting in writing.

                    The Chairman of the Board shall preside at such meeting, but the following officers may preside in his absence in the following order only if they are directors. The President, the Secretary, the Vice-President.

                    SECTION 3. COMMITTEES. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board of Directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two (2)members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors, shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

                    SECTION 4. EXECUTIVE COMMITTEE. The Board of Directors may form an Executive Committee, to consist of two (2) or more directors elected by resolution passed by a majority of the entire Board, and to which the Board of Directors may direct or delegate from time to time all or part of the duties and powers of the Board of Directors with the exception of those duties and powers specifically prohibited by the Laws of the State of Florida, said Committee when so designated and elected shall have the authority to act in the place and stead of the Board of Directors, and may meet at any stated time within or without the State of Florida, on notice to all of the members of the Executive Committee by any of their own number. Should any of the following officers be on the Executive Committee a chairman shall be chosen from among them but in the order stated: (1) Chairman of the Board of Directors, (2) President, (3)Secretary, (4) Vice-President, (5) Treasurer. During the intervals between meetings of the Board, such Committee shall advise with and aid the officers of the corporation in all matters concerning its interest and management of its business, and generally perform such duties and powers as may be directed or delegated by the Board of Directors from time to time. Membership of the Committee may be increased by, and vacancies therein may be filled by, the Board of Directors.

                    SECTION 5. DIVIDENDS. Subject always to the provisions and requirements of the Law, the Certificate of Incorporation and The Amendment to the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in to the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and direction.

                    The Board of Directors shall, prior to the declaration of any dividend, fix a date no more than sixty (60) nor less than ten (10) days prior to the payment date on which stockholders of record on such fixed date shall be entitled to receive such dividend thereafter payable, notwithstanding such date may precede determination of any period, provided for by the Certificate of Incorporation, for which a dividend may be payable.

                    SECTION 6. REMOVAL OF DIRECTORS. At any special meeting of the directors, duly called as provided in these By-laws, any director or directors may by the affirmative vote of a majority of all of the directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting.

                    SECTION 7. INDEMNIFICATION.

1.

ISA shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, ISA), by reason of the fact that he or she is or was a director, officer, employee, or agent of ISA or is or was serving at the request of ISA as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appear thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of ISA and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of ISA or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.

ISA shall indemnify any person, who was or is a party to any proceeding by or in the right of ISA to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of ISA or is or was serving at the request of ISA as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of ISA, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such court shall deem proper.

3.

To the extent that a director, officer, employee, or agent of ISA has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

4.

Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by ISA only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

	a.	By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

b.

If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

	c.	By independent legal counsel:

		1.	Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

		2.	If a quorum of the directors cannot be obtained for paragraph

(a) and the committee cannot be designated under paragraph
(b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

d.

By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

5.

Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph 4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

6.

Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by ISA in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by ISA pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

7.

The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and ISA may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

a.

A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

	b.	A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

	c.	In the case of a director, a circumstance under which the liability provision of Florida Statute 607.0834 are applicable; or

d.

Willful misconduct or a conscious disregard for the best interests of ISA in a proceeding by or in the right of ISA to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

8.

Indemnification and advancement of expenses as provided in this section shall constitute, as unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer,

employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

9.

Unless ISA’s articles of incorporation provide otherwise, notwithstanding the failure of ISA to provide indemnification, and despite any contrary determination of the board of the shareholders in the specific case, a director, officer, employee, or agent of ISA who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court ordered indemnification ro advancement of expense, if it determines that:

a.

The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order ISA to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

	b.	The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by ISA of its power pursuant to subsection (7); or

c.

The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

10.

For purposes of this section, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a corporation merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

11.	For purposes of this section:

	a.	The term “other enterprises” includes employee benefit plans;

	b.	The term “expenses” includes counsel fees, including those for appeal;

c.

The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

	d.	The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and when formal or informal;

	e.	The term “agent’ includes a volunteer;

f.

The term “serving at the request of ISA” includes any service as a director, officer, employee, or agent of ISA that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

g.

The term “not opposed to the best interest of ISA” described the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interest of the participants and beneficiaries of an employee benefit plan.

12.

ISA shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of ISA or is or was serving at the request of ISA as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

13.

Any repeal or modification of this Section 7 by the Board of Directors or shareholders of ISA shall not adversely affect any right or protection of a Director or officer of ISA under this Section 7 with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IV

OFFICERS

                    SECTION 1. NUMBER. The Board of Directors shall meet as soon after the election thereof held in each year and shall from among them elect a Chairman to be known as the Chairman of the Board of Directors, and to preside at Directors’ Meetings and at meetings of the Executive Committee, and shall, in addition, elect a President, chosen from the members of the Board, a Secretary, and a Treasurer, and from time to time may appoint one or more Vice-Presidents and such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two officers may be held by the same person; more than two officers other than the officers of President and Secretary may be held by the same person.

                    SECTION 2. TERM AND REMOVAL. The term of office of all officers shall be one (1) year and until their respective successors are elected thereafter and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

                    SECTION 3. POWERS AND DUTIES. The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice-President and Vice-Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer respectively, perform the duties of such officer or shall generally assist the President, Secretary or Treasurer, respectively.

ARTICLE V

CERTIFICATION OF STOCK

                    SECTION 1. FORM AND TRANSFERS. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

                    Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a tranfer clerk or a Transfer Agent, appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

                    Certificates of stock or Warrants shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or a transfer clerk, the signatures of the President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

                    SECTION 2. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty (60) days before any stockholders’ meeting or to otherwise provide for a cut-off or fixed date, which shall consist of the last date as of which stockholders of record as of such date will be entitled to any dividends; or on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting; or the date fixed for the payment of any dividend or the making of any distribution; or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion, exercise or exchange of capital stock or warrants or option; or as the time as of which stockholders entitled to notice of and to vote at any meeting; or whose consent or dissent is required or may be expressed for any purpose; or entitled to receive any such dividend or distribution; or on which rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interests notwithstanding the fact that the period for which any distribution is made or dividend is payable expires after the closing of said transfer books or the fixing or setting of said cut-off, fixed or last date.

                    SECTION 3. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft, and on delivery to the corporation if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the share represented by such certificate), upon such terms and secured by such surety as the Board of Directors may, in its discretion, require.

                    SECTION 4. TRANSFER AGENT. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and may require all certificates of stock to bear the signature or signatures real or facsimile of any or all of them.

                    SECTION 5. EXAMINATION OF BOOKS BY STOCKHOLDERS. The Board shall have power to determine, from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation unless specifically authorized to do so by the Board of Directors and as required by the Laws of the State of Florida.

ARTICLE VI

FISCAL YEAR

                    The fiscal year of the corporation shall begin on the 1st day of January in each year, and shall end on the 31st day of December next following, unless otherwise determined by the Board of Directors.

ARTICLE VII

CORPORATE SEAL

                    The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation, and the words, “Corporate Seal, Florida”.

ARTICLE VIII

AMENDMENTS

                    The By-Laws of the corporation shall be subject to alteration, amendment, or repeal, and new By-Laws not inconsistent with any provisions of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat, a quorum being present, or by the affirmative vote of a majority of the Board, By-Laws made, altered, or amended by the Board may be altered, amended or repealed by the stockholders at any annual meeting or special meeting thereof.